UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 3, 2026

VENU HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Colorado	001-42422	82-0890721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1755 Telstar Drive, Suite 501 Colorado Springs, Colorado		80920
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (719) 895-5483

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $.001 per share	VENU	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 3, 2026, Venu Holding Corporation (the “Company”) executed and entered into a Ticketing Agreement (the “Agreement”) with Ticketmaster L.L.C. (“Ticketmaster”; together with the Company, the “Parties”). Under the Agreement, Ticketmaster will serve as the exclusive ticketing agent for the Company, subject to the terms and conditions set forth in the Agreement. The following description summarizes certain material terms of the Agreement. Capitalized terms that are used but not defined in this Current Report on Form 8-K (this “Current Report”) have the meanings given to them in the Agreement.

Term and Termination. The initial term of the Agreement (the “Term”) will continue until five years after the latest opening date among the amphitheaters the Company is developing in Broken Arrow, Oklahoma, McKinney, Texas, and El Paso, Texas (collectively, the “Amphitheaters”), where “opening date” means the date the applicable Amphitheater first holds a ticketed Attraction. Thereafter, the Term will automatically renew for successive five-year periods until either Party provides timely written notice of its intent not to renew the Agreement. The Agreement can be terminated by either Party upon certain specified events, including a material breach of the Agreement by the other Party that remains uncured following the notice and cure period set forth in the Agreement or the other Party experiencing a Material Financial Event. In addition, Ticketmaster may terminate the Agreement in certain circumstances involving the Company’s infringement of Ticketmaster’s or a third party’s Intellectual Property or other property rights.

Exclusive Ticketing Agent. During the Term, Ticketmaster will act as an agent for the Company and serve as the Company’s exclusive ticket seller through Ticketmaster’s ticketing platform (the “TM System”) for all Attractions held at the Amphitheaters up to the full admission capacity for any particular Attraction, provided that with respect to any Attraction at any Amphitheater, the Company retains the right to (i) sell tickets in person from the Amphitheater’s box office to any person physically present, (ii) conduct sales of tickets to groups consisting of at least 15 people who intend to attend the Attraction as a group, and (iii) provide a reasonable number of House Seats to the Attraction’s promoter, performing act, or their managers or agents, for use by fan clubs, or for other legitimate promotional purposes. The Company agrees not to use or permit third-party ticketing systems or services without Ticketmaster’s consent, except through Ticketmaster-authorized distribution partners. If Ticketmaster fails to offer or timely implement new ticketing or distribution technology that has become widely adopted in the market by other leading ticket distribution platforms, the Company may utilize a third party solely for those services or functionality, subject to certain conditions.

No Minimum Sales. Neither Ticketmaster nor the Company has made or will make any guarantee that any minimum or fixed number of tickets will be sold through the TM System for any Attraction.

Charges and Fees. The Agreement establishes the fees and charges applicable to ticket sales and related services, including the following:

●	Convenience Charges. The Company will determine the per-ticket Convenience Charge that each customer pays when purchasing a ticket through the TM System. The Company will retain the Convenience Charges up to a specified per-ticket, per-transaction threshold (the “Convenience Cap”), with any Convenience Charges in excess of the Convenience Cap to be allocated between the Parties in accordance with the terms of the Agreement.

●	Inside Charges. The Company must pay Ticketmaster a fixed Inside Charge for every ticket sold through Ticketmaster’s distribution channels. The per-ticket Inside Charge will increase by a fixed amount each Contract Year of the Term. No Inside Charge is assessed on tickets sold by the Company at an Amphitheater box office.

●	Archtics Transaction Fees. The Company must pay Ticketmaster certain Archtics Transaction Fees related to the use of Ticketmaster’s Archtics ticketing platform. The Archtics Transaction Fees will either be deducted from amounts owed to the Company under the Agreement or separately assessed against the Company.

●	Software Transaction Fees. If the Company charges software-related transaction fees to season or contract ticketholders through the Company’s account-management platform, the Company may retain such fees in an amount not to exceed the applicable Archtics Transaction Fees, with any software fees in excess of the applicable Archtics Transaction Fees to be allocated between the Parties in accordance with the terms of the Agreement.

●	Payment Processing Fees. The Company must pay specified payment authorization, payment processing, and merchant fees (collectively, “Processing Fees”) for transactions processed through Ticketmaster’s payment-processing system, which are calculated as a fixed percentage of the gross transaction value. The Company is also permitted to adjust applicable Convenience Fees to include such Processing Fees.

Settlement of Ticket Receipts. Ticketmaster will collect the proceeds from ticket sales and remit to the Company, on a weekly basis, the applicable Ticket Receipts owed to the Company with respect to each Amphitheater. Under the Agreement, “Ticket Receipts” generally consist of the face value of each ticket sold together with any fees added to the face value that are retained by the Company, less applicable Inside Charges, Processing Fees, and applicable taxes remitted by Ticketmaster.

Hardware Credit. Ticketmaster is required to provide the Company with a one-time Hardware Credit to be applied against Ticketmaster’s purchase of certain Hardware to be used by the Company in connection with the Agreement. Any unused portion of the Hardware Credit will be forfeited upon the termination or expiration of the Agreement. The Hardware Credit has no cash value and will not be payable directly to the Company. If Ticketmaster’s purchase of hardware for the Company exceeds the Hardware Credit, the Company must pay Ticketmaster such excess amount or it will be deducted from the amounts otherwise owed to the Company under the Agreement.

Sponsorship Allowance. Ticketmaster is required to pay the Company an annual Sponsorship Allowance, payable in quarterly installments, in the amount specified in the Agreement for the applicable Contract Year. Ticketmaster’s payment of the Sponsorship Allowance is conditioned on Ticketmaster’s right to sell a specified number of tickets each Contract Year (the “Allowance Threshold”). In exchange for the Sponsorship Allowance, the Parties will mutually agree on a set of marketing and sponsorship assets for the Company to provide each Contract Year to designate and promote Ticketmaster as the “Official Ticketing Partner/Marketplace” of the Amphitheaters. The value of the marketing and sponsorship assets provided by the Company must be commensurate with the value of the Sponsorship Allowance each Contract Year. If Ticketmaster has not sold at least the number of tickets equal to the applicable Allowance Threshold at the end of any Contract Year (such remaining tickets, the “Shortfall Tickets”), the Sponsorship Allowance payable to the Company in the next Contract Year will be reduced by an amount equal to the number of Shortfall Tickets multiplied by a fixed fee (the “Shortfall Amount”), but there will be no corresponding reduction in the value of the sponsorship assets to be provided by the Company in such Contract Year. If the applicable Allowance Threshold is not met in the final Contract Year of the Agreement, or the Agreement is terminated early and the applicable Allowance Threshold for the then-current Contract Year is not met, the Company must pay the Shortfall Amount directly to Ticketmaster.

Ticket Resales. The Agreement provides for the Company’s participation in Ticketmaster’s TM+ ticket resale platform, which will allow consumers searching for tickets to an Attraction to view tickets offered for initial sale by the Company alongside tickets offered for resale from other consumers. The Company will be entitled to receive from Ticketmaster a fixed percentage of the Net Resale Revenue collected by Ticketmaster on account of secondary market ticket sales through the TM+ platform (the “TM+ Revenue Share”). The TM+ Revenue Share percentage that the Company will receive will be greater for Attractions that are promoted solely by the Company than for Attractions that are not promoted solely by the Company. The TM+ Revenue Share will be paid to the Company on a monthly basis. If an Attraction is cancelled, the Company must promptly repay any TM+ Revenue Share that it received from Ticketmaster.

License and Use of the TM System. In exchange for Ticketmaster’s right to serve as the Company’s exclusive ticket seller, Ticketmaster grants the Company a non-exclusive, non-transferable license to use the TM System and related Hardware, Software, materials, and services in connection with Attractions held at the Amphitheaters. The Agreement also requires the Company to provide Ticketmaster with specified event, ticketing, and venue information necessary to facilitate ticket sales, maintain certain operational and security procedures, and comply with restrictions governing the Company’s use of the TM System. Ticketmaster will also provide hosting services, system support, implementation assistance, and certain customization services, subject to the terms and limitations set forth in the Agreement.

Service Commitment. Ticketmaster represents and warrants to the Company that during the Term, the TM System will operate and be maintained in accordance with generally accepted industry practices and standards and shall be free of material interruptions in services, defects, or bugs such that the TM System has an uptime of 99.5% or greater in each month during the Term, excluding any downtime for regularly scheduled maintenance, enhancements, or repairs, or for circumstances beyond Ticketmaster’s reasonable control (the “Service Commitment”). Ticketmaster’s failure to uphold the Service Commitment more than twice in a 12-month period will constitute a material breach of the Agreement for which the Company is permitted to terminate the Agreement upon proving 30 days’ prior written notice unless Ticketmaster addresses the cause of the failure during such 30-day period in a manner that provides reasonable assurance that Ticketmaster will maintain the Service Commitment without an additional failure in the immediately succeeding six-month period.

Other Customary Terms. In addition to the terms described above, the Agreement contains other customary terms and conditions of an agreement of this nature, including provisions regarding confidentiality, indemnification, accounting procedures, tax collection, intellectual-property ownership, insurance requirements, compliance with laws, force-majeure events, and customary representations and warranties.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Ticketing Agreement, effective August 3, 2026, between the Company and Ticketmaster L.L.C.
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

†	Certain portions of this exhibit have been omitted because they are not material, would be competitively harmful if publicly disclosed, and are of the type that the registrant treats as private or confidential. Additionally, certain schedules and exhibits have been omitted from this exhibit in accordance with Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENU HOLDING CORPORATION
(Registrant)

Dated: August 7, 2026	By:	/s/ J.W. Roth
J.W. Roth
Chief Executive Officer and Chairman